Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Senior Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS THIRD QUARTER FISCAL YEAR 2013 RESULTS

Greenville, South Carolina (January 31, 2013) - KEMET Corporation (the “Company”) (NYSE: KEM) ), a leading manufacturer of tantalum, ceramic, aluminum, film, paper and electrolytic capacitors, today reported preliminary results for the third fiscal quarter ended December 31, 2012.

Net sales for the third quarter of fiscal year 2013 were $200.3 million, and on a U.S. GAAP basis, the net loss was $14.3 million, or $0.32 loss per basic and diluted share for the third quarter of fiscal year 2013 compared to a net loss of $27.8 million or $0.62 loss per basic and diluted share for the third quarter of fiscal year 2012. The net loss for the third quarters of fiscal year 2013 and 2012 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation below.

Non-U.S. GAAP adjusted net loss was $2.2 million or $0.05 loss per basic and diluted share for the third quarter of fiscal year 2013 compared to a $6.2 million or $0.14 loss per diluted share for the second quarter of fiscal year 2013. Non-U.S. GAAP adjusted net income was $2.0 million or $0.04 per basic and diluted share for the third quarter of fiscal year 2012.  Consolidated Non-U.S. GAAP gross margin increased to 18.0% in the third quarter of fiscal year 2013 from 16.3% in the second quarter of fiscal year 2013.

“Revenue for this quarter was in our forecasted range, but more importantly our operating results clearly reflect that our cost reduction actions are taking hold as consolidated non-GAAP gross margins for this quarter rose 1.7% to 18.0% on less revenue compared to the September quarter,” said Per Loof KEMET’s Chief Executive Officer.  “Our vertical integration efforts within our tantalum business unit are clearly working and reducing our cost of raw materials and we expect additional benefits in the next several quarters as we produce more tantalum powder internally.  We are cautiously optimistic that we are at or nearing the bottom of this cycle and we remain focused on a profitable bottom line even if economic conditions do not improve,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning April 1, 2013, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) equity method investments expose us to a variety of risks; (ix) acquisitions and other strategic transactions expose us to a variety of risks; (x)  the inability to attract, train and retain effective employees and management; (xi) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) volatility of financial and credit markets affecting our access to capital; (xvi) the need to reduce the total costs of our products to remain competitive; (xvii) potential limitation on the use of net operating losses to offset possible future taxable income; (xviii) restrictions in our debt agreements that limit our flexibility in operating our business; and (xix) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
Net sales	$200,297	$218,795	$639,920	$774,165

Operating costs and expenses:
Cost of sales	166,117	178,305	540,491	592,128
Selling, general and administrative expenses	25,411	24,737	80,649	83,368
Research and development	6,698	7,172	21,264	21,620
Restructuring charges	3,886	10,748	13,672	13,378
Goodwill impairment	—	—	1,092	—
Write down of long-lived assets	3,084	15,786	7,318	15,786
Net curtailment and settlement (gain) loss on benefit plans	587	—	(1,088)	—
Net (gain) loss on sales and disposals of assets	(196)	9	(123)	92
Total operating costs and expenses	205,587	236,757	663,275	726,372
Operating income (loss)	(5,290)	(17,962)	(23,355)	47,793

Other (income) expense:
Interest income	(54)	(62)	(111)	(136)
Interest expense	10,247	7,036	30,840	21,718
Other (income) expense, net	(1,641)	716	(1,126)	1,918
Income (loss) before income taxes	(13,842)	(25,652)	(52,958)	24,293
Income tax expense	415	2,119	3,973	5,897
Net income (loss)	$(14,257)	$(27,771)	$(56,931)	$18,396

Net income (loss) per share:
Basic	$(0.32)	$(0.62)	$(1.27)	$0.43
Diluted	$(0.32)	$(0.62)	$(1.27)	$0.35

Weighted-average shares outstanding:
Basic	44,918	44,644	44,879	42,834
Diluted	44,918	44,644	44,879	52,302

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	December 31, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$137,559	$210,521
Accounts receivable, net	96,648	104,950
Inventories, net	221,360	212,234
Prepaid expenses and other	36,509	32,259
Deferred income taxes	5,383	6,370
Total current assets	497,459	566,334
Property and equipment, net of accumulated depreciation of $777,780 and $761,522 as of December 31, 2012 and March 31, 2012, respectively	312,911	315,848
Goodwill	35,584	36,676
Intangible assets, net	39,750	41,527
Restricted cash	26,177	2,204
Other assets	14,459	12,963
Total assets	$926,340	$975,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,908	$1,951
Accounts payable	61,593	74,404
Accrued expenses	85,077	89,079
Income taxes payable	1,104	2,256
Total current liabilities	155,682	167,690
Long-term debt, less current portion	375,587	345,380
Other non-current obligations	86,455	101,229
Deferred income taxes	4,805	2,257
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at December 31, 2012 and March 31, 2012	465	465
Additional paid-in capital	467,708	470,059
Retained deficit	(137,984)	(81,053)
Accumulated other comprehensive income	10,320	12,020
Treasury stock, at cost (1,588 and 1,839 shares at December 31, 2012 and March 31, 2012, respectively)	(36,698)	(42,495)
Total stockholders’ equity	303,811	358,996
Total liabilities and stockholders’ equity	$926,340	$975,552

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2012	2011
Net income (loss)	$(56,931)	$18,396
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	33,679	33,384
Amortization of debt discount and debt issuance costs	3,046	2,903
Net (gain) loss on sales and disposals of assets	(123)	92
Stock-based compensation expense	3,584	1,378
Goodwill impairment	1,092	—
Write down of long-lived assets	7,318	15,786
Settlement gain on benefit plan	(1,088)	—
Change in deferred income taxes	1,517	909
Change in operating assets	(5,576)	46,330
Change in operating liabilities	(28,173)	(48,116)
Other	33	841
Net cash provided by (used in) operating activities	(41,622)	71,903

Investing activities:
Capital expenditures	(38,349)	(31,793)
Change in restricted cash	(24,000)	—
Acquisition, net of cash received	—	(11,584)
Net cash used in investing activities	(62,349)	(43,377)

Financing activities:
Proceeds from issuance of debt	39,825	—
Deferred acquisition payments	(6,617)	—
Payments of long-term debt	(1,901)	(40,581)
Net borrowings (payments) under other credit facilities	—	(3,153)
Proceeds from exercise of stock options	58	225
Debt issuance costs	(275)	(36)
Change in restricted cash	—	—
Net cash provided by (used in) financing activities	31,090	(43,545)
Net decrease in cash and cash equivalents	(72,881)	(15,019)
Effect of foreign currency fluctuations on cash	(81)	(983)
Cash and cash equivalents at beginning of fiscal period	210,521	152,051
Cash and cash equivalents at end of fiscal period	$137,559	$136,049

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share”, “Adjusted EBITDA” and “Adjusted gross margin”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude certain items as determined by management.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding: restructuring charges related primarily to equipment moves and employee severance,  write down of long-lived assets, ERP integration costs, plant start-up costs,  stock-based compensation expense, goodwill impairment, amortization included in interest expense, acquisition related fees, net curtailment and settlement (gain) loss on benefit plans, net foreign exchange gain/loss, net gain/loss on sales and disposals of assets and income tax impact of Non-U.S. GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income (loss):

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Quarters Ended
	December 31, 2012	September 30, 2012	December 31, 2011
	(Unaudited) (Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$200,297	$215,991	$218,795

Net loss	$(14,257)	$(24,921)	$(27,771)

Basic net loss per share	$(0.32)	$(0.55)	$(0.62)
Diluted net loss per share	$(0.32)	$(0.55)	$(0.62)

Excluding the following items (Non-U.S. GAAP)

Net loss	$(14,257)	$(24,921)	$(27,771)
Adjustments:
Restructuring charges	3,886	8,522	10,748
Write down of long-lived assets	3,084	4,234	15,786
ERP integration costs	1,458	2,099	1,812
Plant start-up costs	1,524	1,930	666
Stock-based compensation expense	1,078	1,242	(797)
Goodwill impairment	—	1,092	—
Amortization included in interest expense	1,122	954	847
Acquisition related fees	164	866	—
Net curtailment and settlement (gain) loss on benefit plans	587	(1,675)	—
Net foreign exchange (gain) loss	(464)	(442)	303
Net (gain) loss on sales and disposals of assets	(196)	(31)	9
Income tax impact of non-U.S. GAAP adjustments (1)	(228)	(90)	398
Adjusted net income (loss)(excluding adjustments)	$(2,242)	$(6,220)	$2,001

Adjusted net income (loss) per share (excluding adjustments)
Basic	$(0.05)	$(0.14)	$0.04
Diluted	$(0.05)	$(0.14)	$0.04

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction, and includes the income tax affect of law changes related to the utilization of net operating loss carryforwards.

Adjusted EBITDA

Adjusted EBITDA represents net loss before net interest expense, income tax expense/benefit, and depreciation and amortization expense, adjusted to exclude: restructuring charges, write down of long-lived assets, ERP integration costs, plant start-up costs, stock-based compensation expense, goodwill impairment, acquisition related fees, net curtailment and settlement gain/loss on benefit plans, net foreign exchange gain/loss and net loss on sales and disposals of assets.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net loss to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	December 31, 2012	September 30, 2012	December 31, 2011
U.S. GAAP
Net loss	$(14,257)	$(24,921)	$(27,771)
Interest expense, net	10,193	10,110	6,974
Income tax expense	415	1,787	2,119
Depreciation and amortization	10,502	11,521	10,373
EBITDA	6,853	(1,503)	(8,305)
Excluding the following items (Non-U.S. GAAP):
Restructuring charges	3,886	8,522	10,748
Write down of long-lived assets	3,084	4,234	15,786
ERP integration costs	1,458	2,099	1,812
Plant start-up costs	1,524	1,930	666
Stock-based compensation expense	1,078	1,242	(797)
Goodwill impairment	—	1,092	—
Acquisition related fees	164	866	—
Net curtailment and settlement (gain) loss on benefit plans	587	(1,675)	—
Net foreign exchange (gain) loss	(464)	(442)	303
Net (gain) loss on sales and disposals of assets	(196)	(31)	9

Adjusted EBITDA	$17,974	$16,334	$20,222

Adjusted gross margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations and believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides a reconciliation from U.S. GAAP gross margin to Adjusted gross margin (amounts in thousands):

	Quarters Ended
	December 31, 2012	September 30, 2012	December 31, 2011
U.S. GAAP
Net sales	$200,297	$215,991	$218,795

Gross margin	34,180	32,938	40,490

Excluding the following items (Non-U.S. GAAP):
Plant start-up costs	1,524	1,930	666
Stock-based compensation expense	359	423	(114)

Adjusted gross margin	$36,063	$35,291	$41,042
Adjusted gross margin as a percentage of net sales	18.0%	16.3%	18.8%